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                                                                EXHIBIT 10.7(c)

                                 AMENDMENT NO. 2
                                       TO
                        TELEPHONE AND DATA SYSTEMS, INC.

              1988 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
              ----------------------------------------------------


          Section 6.4 of the Plan is hereby amended by adding thereto:

               An acceptable method by which a Participant may pay the Option Price shall include, but is not limited to, authorizing the Company to retain from the Common Shares purchased upon the exercise of an Option that number of whole Common Shares having an aggregate Fair Market Value on the date of exercise equal to the Option Price.


          Section 6.6 of the Plan is hereby amended by adding thereto:


               A Participant may elect to deliver to the Company (or authorize the Company to retain from the Common Shares purchased upon such exercise) whole Common Shares to satisfy the Company's obligation, if any, to withhold such taxes; provided, however, that in the case of a Participant who is an officer or director of the Company (within the meaning of Section 16 of the Securities Act of
               1934), such election may not be made during the six-month period beginning on the date that an Option is granted (except in the case of the death or disability of the Participant) and must be made either (i) at least six months prior to the date on which the amount of such taxes is determined, or (ii) during the ten business day period beginning on the third business day following release of the Company's quarterly or annual summary of sales and earnings.